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                                 August 11, 2000


Universal Broadband Networks
2030 Main Street, Suite 550
Irvine, CA  92614

         Re:      Registration Statement on Form S-3 (File No. 333_______)

Dear Ladies and Gentlemen:

         We are acting as counsel for Universal Broadband Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 9,139,000 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company, to be offered and sold by certain shareholders of the Company (the "Selling Shareholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 9,139,000 shares of Common Stock.

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Shareholders have been duly authorized and legally issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                               Very truly yours,



                                               /S/ Pillsbury Madison & Sutro LLP
                                               ---------------------------------
                                               PILLSBURY MADISON & SUTRO LLP


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